SUB-ITEM 77.M MERGERS

     (a)(1)       Acquired Registered Investment Company:
                  Kobrick Growth Fund

     (a)(2)       Acquired Registered Investment Company:
                  Kobrick Emerging Growth Fund

     (a)(3)       Acquired Registered Investment Company:
                  Kobrick Capital Fund

     (a)(4)       Acquired Registered Investment Company:
                  Jurika & Voyles Balanced Fund

     (a)(5)       Acquired Registered Investment Company:
                  Jurika & Voyles Value+Growth Fund

     (b)(1) The reorganization of the Kobrick Growth Fund, a series of CDC Kobrick Investment Trust, into the CDC Nvest Large Cap Growth Fund, a series of CDC Nvest Funds Trust I, took place on November 16, 2001 pursuant to an Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization provided for the transfer of all of the assets of the CDC Kobrick Growth Fund to, and the assumption of all liabilities of the CDC Kobrick Growth Fund by, the CDC Nvest Large Cap Growth Fund in exchange for shares of the CDC Nvest Large Cap Growth Fund and the distribution of such shares to the shareholders of the Kobrick Growth Fund in complete liquidation of the Kobrick Growth Fund.

                  The Board of Trustees of CDC Kobrick Investment Trust approved the Agreement and Plan of Reorganization on July 30, 2001. The Board of Trustees of the CDC Nvest Funds Trust I approved the Agreement and Plan of Reorganization on August 31, 2001. Shareholders of the Kobrick Growth Fund approved the merger at a special meeting of shareholders on November 9, 2001.

                  The CDC Kobrick Investment Trust intends to file an application for deregistration with the Securities and Exchange Commission.

     (b)(2) The acquisition of the Kobrick Emerging Growth Fund, a series of CDC Kobrick Investment Trust, by the CDC Nvest Star Growth Fund, a series of CDC Nvest Funds Trust I, took place on November 16, 2001 pursuant to an Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization provided for the transfer of all of the assets of the CDC Kobrick Emerging Growth Fund to, and the assumption of all liabilities of the CDC Kobrick Emerging Growth Fund by, the CDC Nvest Star Growth Fund in exchange for shares of the CDC Nvest Star Growth Fund and the distribution of such shares to

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                  the shareholders of the Kobrick Emerging Growth Fund in
                  complete liquidation of the Kobrick Emerging Growth Fund.

                  The Board of Trustees of CDC Kobrick Investment Trust approved the Agreement and Plan of Reorganization on July 30, 2001. The Board of Trustees of the CDC Nvest Funds Trust I approved the Agreement and Plan of Reorganization on August 31, 2001. Shareholders of the Kobrick Emerging Growth Fund approved the merger at a special meeting of shareholders on November 9, 2001.

                  The CDC Kobrick Investment Trust intends to file an application for deregistration with the Securities and Exchange Commission.

     (b)(3) The acquisition of the Kobrick Capital Fund, a series of CDC Kobrick Investment Trust, by the CDC Nvest Star Growth Fund, a series of CDC Nvest Funds Trust I, took place on November 16, 2001 pursuant to an Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization provided for the transfer of all of the assets of the CDC Kobrick Capital Fund to, and the assumption of all liabilities of the CDC Kobrick Capital Fund by, the CDC Nvest Star Growth Fund in exchange for shares of the CDC Nvest Star Growth Fund and the distribution of such shares to the shareholders of the Kobrick Capital Fund in complete liquidation of the Kobrick Capital Fund.

                  The Board of Trustees of CDC Kobrick Investment Trust approved the Agreement and Plan of Reorganization on July 30, 2001. The Board of Trustees of the CDC Nvest Funds Trust I approved the Agreement and Plansof Reorganization on August 31, 2001. Shareholders of the Kobrick Capital Fund approved the merger at a special meeting of shareholders on November 9, 2001.

                  The CDC Kobrick Investment Trust intends to file an application for deregistration with the Securities and Exchange Commission.

     (b)(4) The acquisition of the Jurika & Voyles Balanced Fund, a series of Jurika & Voyles Fund Group, by the CDC Nvest Balanced Fund, a series of CDC Nvest Funds Trust I, becamse took place on November 30, 2001 pursuant an Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization provided for the transfer of all of the assets of the Jurika & Voyles Balanced Fund to, and the assumption of all liabilities of the Jurika & Voyles Balanced Fund by, the CDC Nvest Balanced Fund in exchange for Class Y shares of the CDC Nvest Balanced Fundand the distribution of such shares to the shareholders of the CDC Nvest Balanced Fund in complete liquidation of the Jurika & Voyles Balanced Fund.

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                  The Board of Trustees of the Jurika & Voyles Fund Group
                  approved the Agreement and Plan of Reorganization on August 1, 2001. The Board of Trustees of CDC Nvest Funds Trust I approved the proposed Agreement and Plan of Reorganization on August 31, 2001. Shareholders of the Jurika & Voyles Small-Cap Fund approved the merger at a special meeting of shareholders on November 16, 2001.

                  The Jurika & Voyles Small-Cap Fund ceased to be an investment company pursuant to the Jurika & Voyles Fund Group Application for Deregistration (Form 40-8F-M) filed with the Securities and Exchange Commission on January 16, 2002 (Accession Number:
                  0000950147-02-000070).

     (b)(5) The acquisition of the Jurika & Voyles Value+Growth Fund, a series of Jurika & Voyles Fund Group, by the CDC Nvest Jurika & Voyles Relative Value Fund, a series of CDC Nvest Funds Trust I, took place on November 30, 2001 pursuant an Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization provided for the transfer of all of the assets of the Jurika & Voyles Value+Growth Fund to, and the assumption of all liabilities of the Jurika & Voyles Value+ Growth Fund by, the CDC Nvest Jurika & Voyles Relative Value Fund in exchange for Class Y shares of the CDC Nvest Jurika & Voyles Relative Value Fund and the distribution of such shares to the shareholders of the CDC Nvest Jurika & Voyles Relative Value Fund in complete liquidation of the Jurika & Voyles Value+Growth Fund.

                  The Board of Trustees of the Jurika & Voyles Fund Group approved the Agreement and Plan of Reorganization on August 1, 2001. The Board of Trustees of CDC Nvest Funds Trust I approved the proposed Agreement and Plan of Reorganization on August 31, 2001. Shareholders of the Jurika & Voyles Small-Cap Fund approved the merger at a special meeting of shareholders on November 16, 2001.

                  The Jurika & Voyles Small-Cap Fund ceased to be an investment company pursuant to the Jurika & Voyles Fund Group Application for Deregistration (Form 40-8F-M) filed with the Securities and Exchange Commission on January 16, 2002 (Accession Number:
                  0000950147-02-000070).

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